UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
(Name of Registrant As Specified In Charter)

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South Dakota Soybean Processors, LLC
100 Caspian Avenue, P.O. Box 500
Volga, South Dakota 57071

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON
JUNE 16, 2009

Members of South Dakota Soybean Processors, LLC:

Notice is hereby given that the Annual Meeting of Members of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) will be held at 7:00 pm on June 16, 2009 at the Days Inn Convention Center located at 2500 East 6th Street, Brookings, South Dakota, 57006 for the purpose of taking the following action:

1.	Receiving the report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2008;

2.	Electing seven members of the Board of Managers from the following nominees; and

District 1	—	Robert Nelson
District 2	—	Alan Christensen
District 3	—	Dan Feige
District 4	—	James Jepsen
District 5	—	Maurice Odenbrett
District 6	—	Lyle Trautman
District 7	—	Gary Wertish

3.	To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those members of record on May 1, 2009 are entitled to notice of and to vote in person at the Annual Meeting and any adjournments thereof.  The Information Statement which accompanies this notice contains additional information regarding the proposals to be considered at the Meeting and members are encouraged to read it in its entirety.

All members are cordially invited and encouraged to attend the Annual Meeting and to cast your membership vote in person. Your attendance at the Annual Meeting is important to help assure the presence of a quorum at the Annual Meeting.  If you have any questions regarding the Information Statement, please call us at (605) 627-6100.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Ronald Gorder
Ronald J. Gorder
President of the Board of Managers

Volga, South Dakota

April 30, 2009

EACH MEMBER IS STRONGLY URGED TO ATTEND THE ANNUAL MEETING IN ORDER TO VOTE.  WE ARE NOT ASKING YOU FOR A PROXY OR A BALLOT, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR BALLOT.

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

INFORMATION STATEMENT
ANNUAL MEETING OF MEMBERS
JUNE 16, 2009

VOTING INFORMATION

You may only cast your membership vote by attending the Annual Meeting of Members of South Dakota Soybean Processors, LLC (hereinafter referred to as “we” “us,” “our” or the “Company”) to be held at 7:00 pm on June 16, 2009, at the Days Inn Convention Center located at 2500 East 6th Street, Brookings, South Dakota or at any adjournment thereof.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2009 are entitled to vote at the Annual Meeting. We had 30,419,000 Class A Capital Units issued and outstanding on that date, held by 2,200 members.  Ten percent of the first 100 Class A Members present plus five percent of additional Class A Members, or a total of 115 members, represented in person at the meeting, will constitute a quorum at a meeting of the members.

Each member may only cast one vote on each matter coming to a vote of the members, regardless of the number of capital units owned by such member. A more detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found below under the “Voting Procedures” description within the description of the item to be presented to the members.

This Information Statement and our 2008 Annual Report on Form 10-K will be made available to our members on approximately May 6, 2009.

Attendance and Voting at the Annual Meeting

You are only entitled to vote at the Annual Meeting by attending the meeting and submitting your vote in person.  We are NOT soliciting mail-in ballots or proxies in advance of the Annual Meeting.  We strongly encourage you to attend the Annual Meeting and vote your capital units at the Annual Meeting.  We are not asking you for a proxy or a ballot, and you are requested not to send us a proxy or a ballot.  YOU MAY ONLY VOTE BY ATTENDING THE ANNUAL MEETING.

If you have any questions regarding the information in this Information Statement, please call Beverly Kleinjan, at (605) 627-6100.

MATTER TO BE VOTED UPON

ELECTION OF MANAGERS

The principal item for consideration at the Annual Meeting is the election of seven members of the Board of Managers (the “Board”) to three-year terms.  Each District will elect ONE manager.  The elected managers will serve on the Board until the 2012 Annual Meeting.  Petition forms nominating the following members have been submitted to the Nomination Committee of the Board and been approved for presentation to the membership:

Name(s)	District	Geographic Area by State and County

Robert Nelson	District 1	South Dakota : Brookings

Alan Christensen	District 2	South Dakota : Beadle, Brown, Campbell, Clark, Codington, Day, Deuel, Edmunds, Faulk, Grant, Hamlin, Hand, Hughes, Hyde, Kingsbury, McPherson, Marshall, Potter, Roberts, Spink, Sully, Walworth

Dan Feige	District 3	South Dakota : Aurora, Bon Homme, Brule, Buffalo, Charles Mix, Clay, Davison, Douglas, Hanson, Hutchinson, Jerauld, Lake, McCook, Minor, Sanborn, Turner, Union, Yankton

James Jepsen	District 4	South Dakota : Lincoln, Minnehaha, Moody

Maurice Odenbrett	District 5	Minnesota : Cottonwood, Jackson, Murray, Nobles, Pipestone, Rock Iowa : All Counties

Lyle Trautman	District 6	Minnesota : Lincoln, Lyon, Redwood

Gary Wertish	District 7	Minnesota : All Other Counties North Dakota : All Counties All Other States

The Board has not taken a position on recommending any of the above nominees for election by the members.

Voting Procedures for Election of Managers

Each member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting—regardless of the number of capital units he or she owns. Thus, each member may only vote for ONE Board nominee from his or her geographic district, and only members present at the Annual Meeting will be entitled to vote.  Provided that there is a quorum, the person receiving a plurality of the votes cast for his or her geographic district will be elected.

The voting district for individual members is determined by the location of your residence, and members that are partnerships, firms, corporations, unincorporated associations, or cooperatives are included in the district where your principal executive office is located. If your residence or chief executive office is outside South Dakota, Minnesota, Iowa or North Dakota but you have a farming operation in one of those states, then you are assigned to the district in which your farming operation is located. If you do not have a residence, principal executive office, or farming operation in South Dakota, Minnesota, Iowa, or North Dakota, then you are assigned to District 7.

Information About Nominees

The following table sets forth certain information, with respect to the nominees for managers of the Company. The number of capital units beneficially owned by the nominees for managers and the continuing managers is set forth below under “Security Ownership of Certain Beneficial Owners, Management and Nominees.”

Name and Position with Company, if any, Address.	Age	Prior Board Member	District	Occupation and Background

Alan Christensen 21056 450th Avenue Arlington, SD 57212-6717 Governance and Public Relations Committees	54	2006 – present	2
Alan has been a farmer for the past 34 years. He served as a director on the Executive Board of the South Dakota Pork Producers Council from 2001-2006. He is a member of South Dakota Farm Bureau, South Dakota Soybean Association, and South Dakota Corn Growers Association, and is a former trustee of Trinity Lutheran Church. He received a B.S. degree in Ag Business from South Dakota State University, Brookings, South Dakota, in 1976.

Dan Feige 45974 232nd St. Wentworth, SD 57075-9644 Finance/Audit Committee	54	2006 – present; also served from 1996 – 2005	3
Dan has been a farmer for the past 31 years. He is a member of the National Corn Growers Association, and the American Soybean Association where he is currently serving as president and biodiesel chairman. He is past vice president delegate for Associated Milk Producers. He attended the University of South Dakota at Springfield and received an Associate Degree in Diesel Technology with a minor in Education and Business.

James H. Jepsen 48480 231st St. Flandreau, SD 57028-6631 Governance and Planning Committees	52	2006 – present; also served from 1996-2005	4
James has been a farmer for the past 33 years. He is currently a member and was the former president of the South Dakota Soybean Association. He received an Associate of Arts Degree in General Ag from South Dakota State University, Brookings, South Dakota, in 1977.

Robert Nelson 46338 213th Street Volga, SD 57071 Planning Committee	64	2006 – present	1	Robert has been a farmer for the past 39 years at Nelson Farms, Inc. He received a B.S. degree in Ag from South Dakota State University, Brookings, South Dakota, in 1968.

Maurice Odenbrett 2778 41st St. Fulda, MN 56131 Finance/Audit Committee	64	2006 – present; also served from 1995 – 2005	5	Maurice is a retired farmer. He serves as supervisor of the Belfast Township, and vice chairperson of the Murray County Township association.

Lyle R. Trautman 409 Lakeview St. Lake Benton, MN 56149 Planning Committee	55	2006 – present; also served from 1996-2005	6
Lyle has been a farmer for the past 35 years. He is a member of the Lincoln County Soybean and Corn Growers Associations and the Minnesota Soybean and Corn Growers Associations. He is also a member of the Lake Benton City Council. He attended Mankato State College and University of Minnesota, Waseca.

Gary Wertish 26416 County Rd. 17 Renville, MN 56284 Finance/Audit Committee	58	2006 – present	7
Gary has been a farmer for the past 39 years. He serves as supervisor of Emmet Township and as a board member of the Renville Volunteer Ambulance Association. He received an Associate Degree in Ag Business from Willmar Area Vocational Technical Institute, Willmar, Minnesota, in 1970.

BOARD OF MANAGERS AND COMMITTEES

The table below describes important information about the members of the Board of Managers that are not subject to reelection at the 2009 Annual Meeting and are continuing in office.

Name, Address, and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Paul Barthel 22308 486th Ave. Elkton, SD 57026 Planning Committee	40	2007; also served from 1996-2006	2010
Paul has been a farmer for the past 22 years. He is a member of the South Dakota Soybean Association, and the South Dakota Corn Growers. He graduated with a B.S. degree in Ag Business and minor in Agronomy from South Dakota State University, Brookings, South Dakota, in 1992.

Dean Christopherson 32732 Quine Ave. Worthington, MN 56187 Public Relations Committee	60	2004	2010
Dean has been a farmer for the past 36 years. He is president of Nobles County Farm Bureau and a 4-H leader. He has been active with Associated Milk Producers Inc. and Southwest Farm Management Association. He is a member of First Covenant Church in Worthington, Minnesota. He attended Worthington Community College for two years and the University of Minnesota for one year.

David Driessen 410 Oscar Ave. N. Canby, MN 56220 Nomination and Planning Committee	54	2005	2011	David has been a farmer for the past 29 years. He is past director of the Canby Farmers Grain Coop. He received his B.A. degree from Southwest State University, Marshall, Minnesota, in 1977.

Paul Dummer 30155 430th Ave. Lesterville, SD 57040 Nomination and Public Relations Committee	55	2008	2011
Paul has been a farmer for the past 26 years. He has served in the past as a director for Country Pride Cooperative and for Farmers Union Oil Cooperative. He received an Associate’s Degree in Soils from the University of Minnesota –Waseca, Waseca, Minnesota, in 1972, and a Bachelor of Science Degree in Plant Science from South Dakota State University in Brookings, South Dakota, in 1976.

Wayne Enger 2090 180th Street Madison, MN 56256 Secretary; Finance/Audit and Governance Committees	56	2004	2010
Wayne has been a farmer for the past 34 years. He served as secretary of the State Line Farmers Cooperative Elevator and was a board member of the Lac Qui Parle County Soybean Producers. He also served as president and treasurer of the Midwest Cattlemen’s Association and is a former president and current financial secretary of the Garfield Lutheran Church Board. He received a B.A. degree in Mathematics and German literature from University of Minnesota-Morris in 1975.

Name, Address, and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Ronald J. Gorder 19196 471st Ave. Estelline, SD 57234 President; Governance Committee	46	2005	2011
Ronald has been a farmer for the past 27 years. He is president of the Estelline School Board and serves as a director of the South Dakota Soybean Association. He attended Concordia College, Moorhead, Minnesota, in 1982.

Marvin Hope 45886 217th Street Volga, SD 57071 Planning Committee	72	2007; also served from 1994-2005	2010
Marvin has been a farmer for the past 50 years. He is a member of the South Dakota Soybean Association, and the American Soybean Association. He belongs to the National Corn Growers Association and the Farm Bureau. He attended the Lutheran Bible Institute, Minneapolis, Minnesota, in 1956 and 1957.

Jerome L. Jerzak 2974 County Hwy 5 Ivanhoe, MN 56142 Finance/Audit, Governance, and Nomination Committees	62	2005	2011
Jerome has been a farmer for the past 42 years. He is a member of the Minnesota Crop Improvement Association, the Minnesota Soybean Association and the Minnesota Corn Growers, and is a former board member of the Ivanhoe Elevator Cooperative and the Ivanhoe School Board.

Peter Kontz 47084 223rd St. Colman, SD 57017 Nomination and Public Relations Committees	66	2008; also served from 1998-2007	2011
Peter has been a farmer for the past 40 years. He is a member of the South Dakota Cattlemen’s Association (Treasurer for four years), South Dakota Corn Growers Association, South Dakota Soybean Association, American Soybean Association, and National Corn Growers Association. He attended the School of Agriculture in Brookings, South Dakota.

Bryce Loomis 19989 464th Ave Bruce, SD 57220 Nomination and Planning Committees	66	2008; also served from 1998-2007	2011
Bryce has been a farmer for the past 45 years, now semi-retired on his family farm. He is a member of the South Dakota Corn Growers, South Dakota Soybean Association, Grace Lutheran Church and the American Legion. He served as president of the Company from 2005 through 2007.

Robert Nelsen 1173 280th Ave. Westbrook, MN 56183 Finance/Audit, Nomination and Governance Committees	68	2005; also served from 1995-2004	2011
Robert has been a farmer for the past 47 years. He is a state director of the Minnesota Soybean Growers Association and a board member of the Murray County Corn and Soybean Growers. He is also a member of the Lions, VFW and American Legion.

Name, Address, and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Randy Tauer 22257 Skyview Ave. Morgan, MN 56266 Public Relations Committee	46	2007	2010
Randy has been a farmer for the past 27 years. He is a member of the Minnesota Soybean Association and the American Soybean Association. He is a former board member of Golden Oval Eggs, LLC (2003-2006).  He graduated with a degree in Ag Production from Willmar Vo-Tech, Willmar, Minnesota, in 1982.

Delbert Tschakert 16150 442nd Ave. Florence, SD 57235 Nomination and Public Relations Committees	53	2007; also served from 1994-2006	2010
Delbert has been a farmer for the past 31 years, producing corn, soybeans, and hay commodities. He is a member of the South Dakota Soybean Association, the South Dakota Corn Growers Association, and former president of the South Dakota Soybean Association. He received his B.S. degree in Ag Communications and a minor in Economics from South Dakota State University, Brookings, South Dakota, in 1977.

Ardon Wek 43958 288th Street Freeman, SD 57029 Vice-President; Finance/Audit and Governance Committees	51	2007; also served from 1996-2006	2010
Ardon has been a farmer for the past 28 years. He is a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. He graduated with a degree in Architectural Drafting and Building Construction from Mitchell Technical College, Mitchell, South Dakota, in 1978.

Determination of Manager Independence

The Board has considered the independence of the nominees for election at the Annual Meeting and the continuing managers under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”) (though the Company’s capital units are not listed on any exchange or quotation system). The Board has determined that with the exception of Messrs. Barthel, Jepsen, Kontz, Nelson and Tschakert, all of the nominees and continuing managers of the Board are independent under NASDAQ’s corporate governance rules. Messrs.  Barthel, Jepsen, Kontz, Nelson and Tschakert are not considered independent because they received over $120,000 for soybean sales to the Company within the preceding three years.

Committees of Board of Managers

The Board has the following committees: Finance and Audit Committee, Nomination Committee, Governance Committee, Public Relations Committee, and Planning Committee. The Board does not have a standing compensation committee because of the Company’s small size and management structure, which the Board believes mitigates the need for having such committee; therefore, the entire 21 members of the Board participate in the consideration of executive officer and manager compensation.  The scope, role, and authority of the Board and executive officers in determination of Board and executive compensation is discussed below under “Compensation Discussion and Analysis.”

Board Meetings

The Board held 14 regularly scheduled meetings during the fiscal year ended December 31, 2008.  Each manager, except Paul Barthel and James Jepsen, attended at least 75% of the meetings of the Board during the fiscal year ended 2008. Each manager, except Dan Feige, attended 75% of the committee meetings of which each was a member during the fiscal year ended 2008. The Company does not have an attendance policy for the annual meeting, though all of the managers, except Dan Feige, attended the annual meeting in June 2008.

Finance/Audit Committee

Composition, Charter and Meetings

The Finance/Audit Committee acts under an Audit Committee Charter, which is attached as Attachment A.  The Audit Committee Charter was adopted on May 21, 2004, and is reviewed annually by the Audit Committee.  The Audit Committee Charter is used by the Audit Committee to guide its activities.  The current members of the Audit Committee are Maurice Odenbrett, who serves as the chairperson of the committee, Wayne Enger, Dan Feige, Jerome Jerzak, Robert Nelsen, Ardon Wek and Gary Wertish. Because our Board members are generally farmers, as is common for producer-based agricultural entities, we do not have an audit committee financial expert serving on our Finance and Audit Committee.  Our Finance/Audit Committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, we believe that, with the exception of Dan Feige and Jerome Jerzak, all of the members of the Finance/Audit Committee are independent within the meaning of the rules of NASDAQ. Messrs. Feige and Jerzak are not independent because each received payment from the Company for the delivery and sale of soybeans.  The Finance/Audit Committee held 14 meetings during the fiscal year ended December 31, 2008.

Audit Committee Report

The Finance/Audit Committee oversees our accounting and financial reporting process and assists the Board in fulfilling its oversight responsibilities.  Our management has the primary responsibility for the financial statements and the reporting process.  Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The Finance/Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2008.  The Finance/Audit Committee has discussed with Eide Bailly LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements.  We have reviewed the written disclosures and the letter from Eide Bailly LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Eide Bailly LLP its independence in connection with its audit of our most recent financial statements.  Based on this review and these discussions, we recommended to the Board of Managers that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008:

THE FINANCE/AUDIT COMMITTEE
Wayne Enger
Dan Feige
Jerome Jerzak
Robert Nelsen
Maurice Odenbrett, Chair
Ardon Wek
Gary Wertish

Independent Accountants

On November 1, 2008, Gordon, Hughes & Banks, LLP resigned as our independent accountant when Eide Bailly LLP acquired the entire operations of Gordon, Hughes & Banks, LLP.  Because of the acquisition, the resignation, was not due to any disagreements with Gordon, Hughes & Banks, LLP on any matter.  The fees paid to our independent accountant in 2008 reflect the acquisition by Eide Bailly.

Fees for Fiscal Year Ended December 31, 2008:

Audit Fees.   Eide Bailly LLP and Gordon, Hughes & Banks, LLP billed a total amount of $71,250 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2008, and the reviews of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended December 31, 2008.

Audit Related Fees.   Eide Bailly LLP and Gordon, Hughes, & Banks, LLP performed no professional audit related services during the fiscal year ended December 31, 2008.

Tax Fees.   Eide Bailly LLP billed a total amount of $21,714 for professional tax services for the fiscal year ended December 31, 2008.

All Other Fees.   Eide Bailly LLP and Gordon, Hughes, & Banks, LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2008.

Fees for Fiscal Year Ended December 31, 2007:

Audit Fees.   Gordon, Hughes, & Banks, LLP billed a total amount of $68,500 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2007, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2007.

Audit Related Fees.   Gordon, Hughes, & Banks, LLP performed no professional audit related services during the fiscal year ended December 31, 2007.

Tax Fees.   Eide Bailly LLP billed a total of $18,880 for professional tax services for the fiscal year ended December 31, 2007.  Eide Bailly LLP provided us professional tax services in 2007 at a time when it was not our independent accountant.

All Other Fees.   Gordon, Hughes, & Banks, LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2007.

The Finance/Audit Committee Charter provides that the Finance/Audit Committee shall approve in advance any fees related to non-audit services.  Accordingly, our auditor submits to the Finance/Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.  During 2008, all such non-audit fees were pre-approved by the Finance/Audit Committee.

Nomination Committee

We have a Nomination Committee and adopted a Nomination Committee charter that is available for review on our website at http://www.sdsbp.com under “About SDSP,” “Board of Managers.”  The members of the Nomination Committee for the 2009 Annual Meeting were Paul Dummer, who serves as the chairperson of the committee, David Driessen, Jerome Jerzak, Pete Kontz, Bryce Loomis, Robert Nelsen, and Delbert Tschakert.  New members of the Nomination Committee will be selected for the 2010 Annual Meeting.  The Nomination Committee held one meeting during the fiscal year ended December 31, 2008.  The Nomination Committee reviews the nomination petition forms submitted by members and searches for and contacts potential nominees for positions on the Board.  We believe that the members of the Nomination Committee are independent within the meaning of the corporate governance rules under NASDAQ with the exception of Pete Kontz and Delbert Tschakert.  Pete Kontz and Delbert Tschakert are not independent because each received over $120,000 from the Company for the sale and delivery of soybeans to the Company within the three preceding years.

Nomination of Managers

Nominations for election to the Board to be considered at an Annual Meeting are required to be submitted in writing to our Nomination Committee at our office, PO Box 500, 100 Caspian Ave., Volga, South Dakota 57071-0500.  Nominations are required to be submitted no earlier than January 1 and no later than March 31 of each year. Under the Company’s operating agreement, a nominee must be a member or a representative owner of a member in the Company in order to be eligible for a election to the Board. Members are permitted to recommend a prospective nominee for the Board by sending a letter to the attention of the Nomination Committee.  The letter may include whatever supporting material the member considers appropriate.  Members who are themselves interested in being nominated for election to the Board are required to fill out a questionnaire and return the questionnaire to the Nomination Committee no earlier than January 1 and no later than March 31 of each year.

Once the Nomination Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Nomination Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•	the need for additional Board members to fill vacancies or expand the size of the Board; and
•	the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nomination Committee determines (in consultation with the other managers as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Nomination Committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant, including his or her:

•	experience in the Company’s core business or ancillary markets;
•	ability to represent the interests of the members of the Company;
•	standards of integrity, commitment and independence of thought and judgment; and
•	ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

The Nomination Committee also considers such other relevant factors as it deems appropriate, including:

•	the current composition of the Board, and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board; and
•	the evaluations of other prospective nominees.

After completing this evaluation, the Nomination Committee determines whether or not a nominee should be presented for election by the members.  For purposes of the 2009 Annual Meeting, all of the selected nominees, each of whom is an incumbent manager, are members of the Company who submitted nominations on behalf of themselves.

Family Relationships Between the Board Members, Executive Officers, Key Employees or Nominees

No family relationships exist between any of the managers of the Board, officer, key employee, or nominee of the Company.

MANAGEMENT AND EXECUTIVE OFFICERS

The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the Board and can be terminated without notice.

Name	Age	Position

Rodney G. Christianson	55	Chief Executive Officer
Thomas J. Kersting	46	Commercial Manager
Mark Hyde	35	Corporate Controller

Rodney G. Christianson, Chief Executive Officer. Rodney joined us as the Chief Executive Officer when operations began in 1996. With 20 years of service with Cargill, Inc. in its Food, Industrial, and Oilseed Sectors, Rodney came to us with significant operational and managerial experience in the U.S. and Brazil. A member of the management team for the Greenfield construction and start up of Cargill’s sunflower plant in West Fargo, North Dakota, Rodney’s experience helped direct our difficult startup toward a financially successful first year of operations.

Rodney is a Minnesota farm native, and received his B.S. in Engineering from North Dakota State University. He holds a Professional Engineer’s License.

Rodney has complete responsibility for the entire operation of the Company.

Thomas J. Kersting, Commercial Manager. Tom joined us as the Procurement Manager when operations began in 1996, and since 1998 has served as the Commercial Manager. Tom was affiliated with Harvest States Cooperative from July 1988 until May 1996. Tom held such positions as Market Analyst/Advisor and Head Procurement Merchandiser for Harvest States Cooperative throughout North Dakota, South Dakota, and Minnesota. As a market analyst, Tom assisted grain elevator profitability by using advanced management and marketing techniques while incorporating specific risk management procedures.

Tom graduated from the University of Minnesota’s College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. Tom is a licensed commodity broker, a director of the National Oilseed Processors Association, a voting member of the National Biodiesel Board and our contact for the Chicago Board of Trade.

Tom is responsible for all futures trading strategies of the Company, as well as merchandising commodity products, and soybean and natural gas procurement.

Mark Hyde, CPA, Corporate Controller. Mark joined us as the Corporate Controller in 2003.  Prior to working for us, he was employed as a Senior Associate with Eide Bailly, LLP, of Sioux Falls, South Dakota.

Mark graduated from the University of South Dakota with a B.S. in Business Administration, and from the University of Denver with a Masters of Accounting.

Mark is responsible for all financial, accounting and reporting obligations of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Objectives of the Compensation Program

Our Board directly oversees the executive compensation and employee benefit program. We have not designated or created a separate compensation committee for this purpose.  The Board designed the compensation program to attract and retain outstanding key officers and to motivate and reward management for achieving financial, operational and strategic success, thereby building value for our members.  The primary purpose of the compensation program is to reward superior performance; that is, reward management for meeting or exceeding financial and operational goals set by the Board.  When excellent performance is achieved, compensation is increased. Conversely, deficient performance generally results in a decrease or no change in compensation.

Elements in Compensation

This section is an overview of our compensation program for our principal executive officers (PEOs) and describes the various elements and discusses matters relating to those items, including why the Board chose to include items in the compensation program.  The next section describes how 2008 compensation was determined and awarded to the PEOs.  Our executive compensation program is comprised of three elements: base salary, annual bonus incentive, and other benefits.

Base Salary

Base salaries for our PEOs are determined based on individual responsibilities and duties, performance and experience.  Generally, salaries are designed to attract and retain talent.  Our compensation program for PEOs is designed so that approximately 70% to 80% of our total direct compensation is in the form of base salary. Our CEO’s salary is determined and set forth under his employment agreement.  Increases in salary, bonus, and other benefits to other PEOs are reviewed annually and approved by the Board based on recommendations from the CEO.

Annual Bonus Incentive

Annual incentive compensation in the form of a bonus is made to all full-time employees, including PEOs, under an employee profit-sharing program approved by the Board.  It is designed to provide incentives for achieving short-term financial goals for the Company.  Under the annual incentive program, cash awards are made to PEOs if and only to the extent that the Company is profitable. That is, a bonus is awarded to the PEOs based on the Company’s net income at the end of the fiscal year. The specific percentage allocated to our CEO is based on the terms of his employment agreement. The specific percentage allocated awarded to other PEOs is based on a formula and an evaluation by our CEO, who takes into account current base salary level, level of responsibility and the impact of the PEO’s position on profits.

Other Benefits

Other benefits provided to our PEOs include such things as a non-qualified and qualified deferred compensation program, post-termination compensation and, solely for our CEO, certain perquisites.  We also provide to our PEOs other benefits such as medical coverage to the same extent as such benefits are provided to our other employees and dental coverage.  These benefits are intended to make our PEOs more efficient and effective and provide for their health and well being. The Board reviews these other benefits to confirm that they are reasonable and competitive in light of the overall goal of designing the compensation program to attract and retain talent while maximizing the interests of our members.

Deferred Compensation Program

We offer a deferred compensation plan to permit the deferral of equity-based cash compensation to facilitate tax and retirement planning and incentivize certain PEOs to perform at a high level and based upon long-term goals of the Company.  Messrs. Christianson and Kersting have a non-qualified deferred plan that provides “phantom” capital units.  The awarded phantom capital units are valued annually based on fair market value of the Company’s or subsidiary’s capital units at the end of the year.  Messrs. Christianson’s and Kersting’s initial grants under these plans are fully vested.  Upon the beginning of termination of employment with us or such person’s 65th birthday, we will pay Messrs. Christianson and Kersting the amount equal to the fair market value of the participant’s total vested phantom units in five annual, substantially equal installments.

We also provide the PEOs and all employees of the Company a tax-qualified 401(k) plan of the Internal Revenue Code.  We match 50% of all full-time employees’ contributed earnings, up to a maximum contribution of three percent.

Changing Control and Severance Benefits

The Board believes that a change in control and severance benefits are an important part of our compensation structure for our CEO but less so for other PEOs.

The Board believes that the CEO’s employment agreement should contain benefits relating to change in control and severance benefits to help secure the continued employment of our CEO notwithstanding any concern he might have at such time regarding his own continued employment, prior to or following a change in control.  Additional information regarding the change in control and severance benefits to our CEO is found below in the section, “Potential Payments upon Termination or Change-in-Control.”

Perquisites

We provide to our CEO very limited perquisites intended to serve business needs for the benefit of us.  It is understood that some may be used for personal reasons as well. When perquisites are used for personal reasons, the cost of value is imputed to the CEO as income and the CEO is responsible for all applicable taxes.

How The Amount Of 2008 Compensation Was Determined

This section describes how 2008 compensation was determined and awarded to the PEOs.

Mr. Christianson’s 2008 base salary.  The Board previously determined Mr. Christianson’s base salary in 2008 for serving as the CEO solely through an employment agreement dated February 1, 2008. Under this agreement, Mr. Christianson’s base salary in 2008 was $300,000, increasing to $325,000 in 2009, and $350,000 in 2010 and 2011. His employment agreement will terminate on January 31, 2012.

Other Named PEOs’ 2008 Base Salary. The Board reviewed and approved the CEO’s recommendation for increases to base salaries in 2008. Tom Kersting’s base salary was $175,000 at the beginning of 2008, increasing to $195,000 in May 2008.  Mark Hyde’s base salary was $92,000 for all of 2008. Competitive pressure from the biofuels industry was a determining factor in setting base salaries in 2008 for Mr. Kersting and Mr. Hyde.

How Annual Bonus Incentive Was Determined

Chief Executive Officer.  For 2008, the annual incentive bonus payment to our CEO, Mr. Christianson, was based on his employment agreement of February 1, 2008.  Mr. Christianson is entitled to a bonus of 1/2 of 1% of our annual net income in excess of $2 million (before taxes and member distributions on net income) if our annual net income is between $2 million and $5 million, 1% of our net income in excess of $2 million if our annual net income is greater than $5 million, plus an additional 1% of the amount of net income in excess of $7.5 million.  Net income under Mr. Christianson’s employment agreement is defined as consolidated net income according to our audited consolidated financial statements in 2008, excluding any income or expense that is considered extraordinary and not arising in the ordinary course of business.  Net income in 2008 for purposes of Mr. Christianson’s bonus calculation was $3.69 million.  Accordingly, Mr. Christianson’s bonus was $8,428, compared to $21,903 for 2007, all of which the Board approved.

Other Named Principal Officer’s 2008 Annual Bonus Incentive.  For 2008, the annual incentive bonus payment was based on our employee profit-sharing program which was approved by the Board. Under the program, all employees are entitled to receive a bonus based on our profitability and their performance for the year. Specifically, if net income exceeds $2 million at the end of the year, an aggregate amount, or pool, is set aside for distribution based on the following formula:  [Net Income -$2 million] * 4%. Net income for purposes of this calculation is defined as non-consolidated net income according to our audited financial statements in 2008, excluding any income or expense that is considered extraordinary and not arising in the ordinary course of business.

Our net income in 2008 for purposes of calculating other employees’ incentive bonus pool was $6.05 million. Distribution of bonuses to all employees, including other PEOs, takes into account current salary level, level of responsibility and the impact of the employee’s position on profits. To be eligible, an employee must be employed by us for a minimum of ten months of the fiscal year and be currently employed at the time of the distribution. Mr. Kersting was awarded a bonus of $15,000 for 2008, compared to $16,200 for 2007.  Mr. Hyde was awarded a bonus of $10,000 for 2008.

How Deferred Compensation Was Determined

For 2008, the increased value of the phantom units awarded to Messrs. Kersting and Christianson was based on the increase in the fair market value of the Company’s capital units compared to last year. Fair market value is defined as the average trading price of the Company’s capital units during the most recent three calendar quarters in which the capital units are traded. The Company’s capital units are traded through a qualified matching service, as defined by the Internal Revenue Code, and registered alternative trading system.

Board Report

The Board is confident that our compensation program is performance-based and consistent with companies similarly situated to us.  The program is designed to attract, attain and reward our officers and to motivate and reward them for achieving high levels of business performance and financial results that build member value. The Board has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussion with management, the Board recommends that Compensation Discussion and Analysis be included in the Company’s Information Statement. The report is provided by the Board who are the following:

BOARD OF MANAGERS
Paul Barthel
Alan Christensen
Dean Christopherson
David Driessen
Paul Dummer
Wayne Enger
Dan Feige
Ronald Gorder
Marvin Hope
James Jepsen
Jerome Jerzak
Peter Kontz
Bryce Loomis
Robert Nelsen
Robert Nelson
Maurice Odenbrett
Randy Tauer
Delbert Tschakert
Lyle Trautman
Ardon Wek
Gary Wertish

Summary Compensation Table

The tables below summarize the total compensation paid or earned by each of the PEOs.  Salary amounts may not match the amounts discussed in “Compensation Discussion and Analysis” because that discussion concerns salary rates; the amounts paid reported in the Summary Compensation Tables reflect actual amounts paid during the year including the effect of changes in salary rates in 2008. Changes to base salary generally do not take effect at any set time of the year as changes are evaluated and made at the discretion of the CEO.

Bonus amounts reflect the amounts paid under the annual incentive plan on the basis of an officer’s employment agreement or individual performance.

Stock awards reflect equity-based cash awards paid under the deferred compensation program with respect to phantom units awarded to the officer.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) See Note 4 (d)	Stock Awards ($) See Note 5 (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings($) (h)	All Other Compensation ($) See Note 6 (i)	Total ($) (j)
Rodney Christianson (1)	2008	$300,000	$8,428	$5,518	NA	NA	NA	$8,479	$322,429
	2007	$300,000	$21,903	$2,657	NA	NA	NA	$9,360	$333,920
	2006	$300,000	$80,384	$3,682	NA	NA	NA	$7,200	$391,266

Tom Kersting (2)	2008	$188,333	$15,000	$2,438	NA	NA	NA	$6,598	$212,369
	2007	$174,984	$16,200	$1,231	NA	NA	NA	$7,218	$199,633
	2006	$151,931	$34,000	$2,440	NA	NA	NA	$5,750	$194,121

Mark Hyde (3)	2008	$92,000	$10,000	NA	NA	NA	NA	$3,690	$105,690

(1)	Rodney Christianson serves as the Chief Executive Officer of the Company.
(2)	Tom Kersting serves as the Commercial Manager of the Company.
(3)	Mark Hyde serves as the Corporate Controller of the Company.
(4)
Mr. Christianson’s bonus was based solely on the Company’s profitability under his employment agreement. Messrs. Hyde and Kersting’s bonuses were based on the Company’s profitability and their overall performance as determined by the Chief Executive Officer.  Bonus represents amounts earned in 2006, 2007 and 2008 but awarded in 2007, 2008 and 2009, respectively.

(5)	The amounts shown in this column represent the equity-based cash awards under a deferred compensation plan with respect to the issuance of phantom units.
(6)	The amounts shown in this column include the items summarized in the following table:

ALL OTHER COMPENSATION TABLE

Name of Officer	Company Payments Relating to Employee Savings Plan ($) See Note 7	Company Paid Life Insurance Premiums ($) See Note 8	Total All Other Compensation
Christianson	$7,531	$948	$8,479
Kersting	$5,650	$948	$6,598
Hyde	$3,060	$630	$3,690

(7)
The amount shown in this column represents the Company’s matching contribution to the employee’s 401(k) qualified plan.  The 401(k) plan is available to all employees and the Company will match 3% of the employee’s contribution to the plan.

(8)	The amount shown in this column represents the premiums paid during 2008 for basic term life insurance, and accidental and disability insurance policies for all PEOs.

Potential Payments upon Termination or Change in Control

Under the employment agreement of February 1, 2008 between the Company and Mr. Christianson, Mr. Christianson serves as Chief Executive Officer until at least January 31, 2012.  In the event that Mr. Christianson is terminated from employment from the Company before February 1, 2012 for any reason other than described below, he is entitled to the following benefits:

•
a payment equal to 1.5 times Mr. Christianson’s base salary at the time of termination for a one year period. Payments would be made in 18 equal monthly installments beginning on the first day of the month following termination.

Mr. Christianson is not entitled to the above severance benefit from the Company for any of the following reasons:

•	his death;

•	his disability;

•	termination is for “cause”;

•	he voluntarily resigns from employment;

•    the Company has ceased all business activities, become insolvent and/or has filed a voluntary petition in bankruptcy, or has had filed against it an involuntary petition in bankruptcy;

•    he becomes employed in a similar position by a successor company that has purchased substantially all of the assets of Company, and

•	the Company is merged into another company and he is retained by the surviving company in a similar position.

“For cause” under the employment agreement means:

•     confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Company;

•	excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without reasonable cause;

•	act or omission constituting a material breach of any provision of this employment agreement;

•	habitual and material negligence in the performance of his duties;

•	abusing, misusing or destroying the Company’s property or the property of customers or other employees;

•	making or publishing false, vicious or malicious statements concerning employer, its operations, employees or members of the Board of Managers;

•	habitually reporting for work under the influence of intoxicants or drugs; and

•	intentional violation of any law directly impacting the Company’s business.

No other PEOs are entitled to the severance benefit provided to Mr. Christianson, or similar benefit, upon their termination of employment with the Company.

COMPENSATION OF MANAGERS

For their services on the Board of the Company, an individual receives compensation shown in the following table and explained in the accompanying notes. No employees serve on the Board.

Name	Fees Earned or Paid in Cash See Note 1	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation	All Other Compensation See Note 2	Total ($ )
Paul Barthel	$2,750	—	—	—	—	—	$2,750
Alan Christensen	$4,275	—	—	—	—	—	$4,275
Dean Christopherson	$3,225	—	—	—	—	—	$3,225
David Driessen	$3,150	—	—	—	—	—	$3,150
Paul Dummer	$1,500	—	—	—	—	—	$1,500
Wayne Enger	$5,125	—	—	—	—	—	$5,125
Dan Feige	$4,225	—	—	—	—	—	$4,225
Ron Gorder	$5,225	—	—	—	—	—	$5,225
Marvin Hope	$3,175	—	—	—	—	—	$3,175
James Jepsen	$2,900	—	—	—	—	—	$2,900
Jerome Jerzak	$3,325	—	—	—	—	—	$3,325
Peter Kontz	$1,500	—	—	—	—	—	$1,500
Bryce Loomis	$1,700	—	—	—	—	—	$1,700
Robert E. Nelsen	$4,050	—	—	—	—	—	$4,050
Robert Nelson	$3,325	—	—	—	—	—	$3,325
Maurice Odenbrett	$4,550	—	—	—	—	—	$4,550
Randy Tauer	$3,400	__	__	__		__	$3,400
Lyle Trautman	$3,475						$3,475
Delbert Tschakert	$3,725	—	—	—	—	—	$3,725
Ardon Wek	$4,875	—	—	—	—	—	$4,875
Gary Wertish	$3,785	—	—	—	—	—	$3,785

(1) All directors receive a $250 fee for each board or committee meeting or function requiring more than four hours of service, $100 for each board or committee meeting or function requiring less than four hours of service, and $75 for each conference call.

(2) Managers are reimbursed at current IRS rates for travel incurred for each board and committee meeting or function and when attending other events on behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth the beneficial ownership of our outstanding capital units by our Board members, named executive officers, and nominees as of April 29, 2009.  As of that date, no person beneficially owned more than 5% of our capital units.

Name of Beneficial Owner (1)	Number of Votes Beneficially Owned	Voting Percentage	Number of Capital Units Beneficially Owned	Ownership Percentage
Paul Barthel, Manager	1	*	20,500	*
Alan Christensen, Manager (2)	1	*	30,000	*
Rodney Christianson, CEO (3)	1	*	23,000	*
Dean Christopherson, Manager (4)	1	*	30,000	*
David Driessen, Manager	1	*	45,000	*
Paul Dummer, Manager (5)	1	*	50,000	*
Wayne Enger, Manager (6)	1	*	20,000	*
Dan Feige, Manager	1	*	31,500	*
Ronald Gorder, Manager (7)	1	*	86,500	*
Marvin Hope, Manager (8)	1	*	81,000	*
Mark Hyde, Controller	—	—	—	—
James Jepsen, Manager	1	*	35,000	*
Jerome Jerzak, Manager (9)	1	*	22,500	*
Tom Kersting, Commercial Manager	—	—	—	—
Peter Kontz, Manager (10)	1	*	119,000	*
Bryce Loomis, Manager	1	*	40,000	*
Robert Nelsen, Manager	1	*	24,000	*
Robert Nelson, Manager (11)	1	*	8,500	*
Maurice Odenbrett, Manager	1	*	45,000	*
Randy Tauer, Manager	1	*	15,000	*
Delbert Tschakert, Manager (12).	1	*	56,000	*
Lyle Trautman, Manager (13)	1	*	14,500	*
Ardon Wek, Manager (14)	1	*	35,000	*
Gary Wertish, Manager (15)	1	*	191,000	*
Manager and Executive Officers, as a group	22	*	1,023,000	3.4%

*	Percentage of shares beneficially owned does not exceed 1% of the class.
(1)	The addresses for each of the individual managers listed are set forth above under “Information About Nominees” and “Board of Managers and Committees.”
(2)	Represents capital units owned jointly with Mr. Christensen’s wife.
(3)	Represents capital units owned of record by Mr. Christianson’s wife.
(4)	Represents capital units owned jointly with Mr. Christopherson’s wife.
(5)	Includes 32,000 capital units owned of record by Paul and Debra Dummer Living Trust.
(6)	Represents capital units owned by Wayne Enger Revocable Trust of which Wayne Enger is the trustee.
(7)	(Represents capital units owned of record by Gorder Dairy Farm of which Mr. Gorder is an owner.
(8)	Represents capital units owned of record by Marvin H. Hope Trust.
(9)	Represents capital units owned jointly with Mr. Jerzak’s wife.
(10)	Includes 73,000 capital units owned of record by Mr. Kontz’s wife.
(11)	Represents capital units owned jointly with Mr. Nelson’s wife.
(12)	Includes 21,500 capital units owned of record by Mr. Tschakert’s wife.
(13)	Represents capital units owned jointly with Mr. Trautman’s wife.
(14)	Represents capital units owned jointly with Mr. Wek’s wife.
(15)	Includes 35,000 capital units owned of record by Mr. Wertish’s wife.

RELATED PERSON TRANSACTIONS

Our individual Board members, nominees to the Board, and executive officers have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and us, directly or indirectly, except for continuing employment agreements, our operating agreement, and soybean purchases that are on the same terms available to the members of the Company. Board members receive a per diem fee and other reimbursement and compensation for their Board services, as described above. The executive officers receive compensation as executive officers as described above.

We do not have any formal policies and procedures for the review, approval or ratification of transactions between individual Board members or officers and the Company except as set forth under our operating agreement. Under our operating agreement, all acts of the Board are required to be conducted by majority vote of disinterested persons serving on the Board. A disinterested person is defined as a person who does not have a financial interest or affiliation in any contract or agreement, or whose family member does not have a financial interest or affiliation. A person who is not disinterested is precluded from voting on the matter at hand unless such agreement or contract is made available to all members of the Company, such as a soybean delivery agreement or transfer of capital units. In 2008, these terms and conditions were fully complied with by all members of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors (managers), executive officers and any persons holding 10% or more of the capital units are required to report their ownership of our capital units and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish us with copies of such reports. Specific due dates for these reports have been established and we are required to disclose in this report any failure to file on a timely basis by such persons.  To our knowledge, based solely upon a review of copies of such reports received by us which were filed with the SEC from January 1, 2008 through December 31, 2008, and upon written representations from such persons that no other reports were required, we believe that all reports required to be filed under Section 16(a) have been timely filed with the SEC in 2008 except a Form 4 was not timely filed for Randy Tauer and Ronald Gorder.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2008, including financial statements, will accompany any mailing of this Information Statement, but it is not deemed a part of this Information Statement.

CODE OF ETHICS

The Company’s management is required to comply with the Company’s Code of Ethics. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

South Dakota Soybean  Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

 Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2010 Annual Meeting of Members must be received by the Company no later than February 15, 2010.  The proposal must be in accordance with the provisions of Item 4 of Schedule 14C promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2010 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days before the Annual Meeting date.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH THE BOARD

Members and other parties interested in communicating directly with the Board, or to an individual member of the Board, may do so in writing to the Board or to an individual member of the Board. Communications should be addressed to: The name of the individual Board member, or the Board of Managers, South Dakota Soybean Processors, LLC, 100 Caspian Avenue, P.O. Box 500, Volga, South Dakota 57071.

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Ronald Gorder
Ronald Gorder
President of the Board of Managers

April 30, 2009

TO BE CERTAIN THAT YOUR CAPITAL UNITS WILL BE REPRESENTED AT THE 2008
ANNUAL MEETING OF MEMBERS, WE URGE YOU TO ATTEND THE MEETING AND TO
VOTE YOUR CAPITAL UNITS.

Attachment A

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
FINANCE AND AUDIT COMMITTEE CHARTER

The Board of Managers (the “Board”) of South Dakota Soybean Processors, LLC (the “Company”) has established a Finance and Audit Committee (the “Audit Committee” or “Committee”) to assist the Board in fulfilling its oversight responsibilities. This Audit Committee Charter has been adopted by the Board of the Company effective as of May 21, 2004.

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s internal and external auditors.

The members of the Audit Committee shall meet all legal and regulatory requirements, including those of the Sarbanes-Oxley Act of 2002 (including any rules promulgated by the United States Securities and Exchange Commission thereunder, whether promulgated as of the date of this Charter or subsequent thereto).  The members of the Audit Committee shall be members of the Board and shall be independent from the Company’s management.  Generally, this means they cannot be an employee or consultant of the Company or own a controlling interest in the Company, but it may also bar significant contracting parties such as customers or suppliers, provided that members of the Audit Committee may sell soybeans to the Company or purchase soybean meal from the Company on the same terms available to the public.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.
Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.
Review with management and the independent auditor the effect of regulatory and accounting initiatives and requirements as well as off-balance sheet structures on the Company’s financial statement, if any.

5.
Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

6.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

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9.	Review and oversee the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10.	Approve the fees to be paid to the independent auditor for audit services.

11.	Approve the retention of the independent auditor for any non-audit service and the fee for such service.

12.
Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.	Evaluate together with the Board the performance of the independent auditor. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

14.	Recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

15.	Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

16.           Review the appointment and replacement of the internal auditing employees, if any.

17.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

19.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

20.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

21.
Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints, comments, concerns, or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter.  Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(b)	Any changes required in the planned scope of the internal audit.

(c)	The internal audit department responsibilities, budget, and staffing.

23.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, if necessary.

24.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

25.
Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

2

26.	Meet at least quarterly with the chief executive officer and/or chief financial officer and the independent auditor in separate executive sessions.

27.
Recommend to the Board guidelines for receiving, recording and treatment of confidential, anonymous complaints from the Company’s employees regarding accounting, internal accounting controls, or auditing matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Ethics.

3